UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2003

HEALTH NET, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California 91367
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not applicable.
(Former name or former address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure.

On August 18, 2003, Health Net, Inc. (the “Company”) received a copy of an order issued by the United States District Court for the Central District of California in Superior National Insurance Group, Inc. v. Foundation Health Corp. et al. (case number SACV-00-658 (GLT)(MLG)) (the “Superior National Litigation”).  The order denied the Company’s motion for reconsideration of the court’s April 2003 denial of the Company’s motion for summary judgment with respect to Superior National Insurance Group, Inc.’s fraud and California securities fraud claims.  As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, the parties to the Superior National Litigation continue to be engaged in pretrial matters in anticipation of a trial in November 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2003	HEALTH NET, INC.

	By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General Counsel and Secretary